UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

EVO Transportation & Energy Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On September 1, 2021, the audit committee of the board of directors of EVO Transportation & Energy Services, Inc. (the “Company”) approved the dismissal of Marcum LLP (“Marcum”), as the Company’s independent registered public accounting firm.

The audit report of Marcum on the Company’s financial statements for the fiscal year ended December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except the audit report of Marcum on the Company’s financial statements for the fiscal year ended December 31, 2019 contained an explanatory paragraph indicating that there was substantial doubt about the ability of the Company to continue as a going concern.  Marcum did not report on the Company’s annual or any interim period financial statements for the fiscal year ended December 31, 2020.

As previously disclosed in Item 9A of the Company’s Annual Report on Form 10-K filed on August 10, 2021, the Company identified the following material weaknesses in its internal control over financial reporting as of December 31, 2019:

•

The Company had not fully implemented the necessary internal controls under the COSO (2013 Framework) to design, test and evaluate the operating effectiveness of its internal control over financial reporting;

•	The Company’s management and board of directors had insufficient oversight of the design and operating effectiveness of the Company’s disclosure controls and internal control over financial reporting;
•	The Company had insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of GAAP and SEC disclosure requirements;
•

The Company failed to maintain effective controls over the period-end financial reporting process, including controls with respect to identification of unrecorded liabilities; revenue reconciliations to ensure appropriate revenue recognition; payroll reconciliations; preparation and disclosure of provision for income taxes; and account-level reconciliations in the general ledger, resulting in numerous adjusting entries identified by the Company and identified through audit procedures;

•	The Company failed to maintain effective controls over the recording of business combinations to ensure purchase accounting was properly reconciled in the general ledger;
•

The Company did not have sufficient internal personnel resources to review the financial statements and notes to the financial statements prepared by external consultants and professionals to ensure accuracy and completeness; and

•

The Company failed to maintain effective controls over journal entries, both recurring and nonrecurring, and did not maintain proper segregation of duties. Journal entries were not always accompanied by sufficient supporting documentation and were not adequately reviewed and approved for validity, completeness and accuracy. In most instances, persons responsible for reviewing journal entries for validity, completeness and accuracy were also responsible for preparation.

No other “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K have occurred during the two most recent fiscal years and through the subsequent interim period preceding Marcum’s dismissal.

During the fiscal year ended December 31, 2019 and through the date preceding Marcum’s dismissal, there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum would have caused Marcum to make reference thereto in their report on the Company’s financial statements for such year.

The Company has provided Marcum a copy of the disclosures in this Current Report on Form 8-K and has requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) and, if not, stating the respects in which it does not agree. A copy of the letter dated September 8, 2021 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of New Independent Registered Public Accounting Firm

On September 1, 2021, the audit committee of the Company’s board of directors approved Grant Thornton LLP (“Grant Thornton”) as the Company’s new independent registered public accounting firm, subject to Grant Thornton’s completion of their client acceptance procedures, which were completed on September 3, 2021.

During the fiscal year ended December 31, 2019 and through the date preceding Grant Thornton’s engagement, neither the Company nor anyone on their behalf consulted with Grant Thornton regarding any matters on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or (2) the type of audit opinion that may be rendered on the

Company’s financial statements, and Grant Thornton did not provide either a written report or oral advice to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (3) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated September 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2021	By:	/s/ Thomas J. Abood
	Its:	Chief Executive Officer